UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2025
THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3100 Sanders Road, Northbrook, Illinois    60062
(Address of principal executive offices)    (Zip Code)
Registrant’s telephone number, including area code  (847) 402-2800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALL	New York Stock Exchange NYSE Texas
5.100% Fixed-to-Floating Rate Subordinated Debentures due 2053	ALL.PR.B	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 5.100% Noncumulative Preferred Stock, Series H	ALL PR H	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 4.750% Noncumulative Preferred Stock, Series I	ALL PR I	New York Stock Exchange
Depositary Shares represent 1/1,000th of a share of 7.375% Noncumulative Preferred Stock, Series J	ALL PR J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Allstate Corporation today announced changes to its senior leadership team. Effective October 1, 2025, Mario Rizzo will serve as Chief Operating Officer, responsible for the Property-Liability and Protection Services businesses, Jesse E. Merten will succeed Mario Rizzo as President, Property-Liability, and John E. Dugenske will serve as interim Chief Financial Officer of the Registrant, along with his current role as President, Investments and Corporate Strategy.

Mr. Rizzo, age 58, has served as the President, Property-Liability of Allstate Insurance Company (“AIC”) since September 2022. Prior to this position, he served as the Registrant’s Executive Vice President and Chief Financial Officer from January 2018 to September 2022. Effective October 1, 2025, Mr. Rizzo will receive an annual base salary of $950,000. In addition, Mr. Rizzo will be eligible for a target cash annual incentive award of 250% of salary and a target equity incentive opportunity of 425% of salary. Mr. Rizzo will be eligible for an equity grant of $60,000 (60% performance stock awards, 20% stock options, 20% restricted stock units) on October 3, 2025.

Mr. Merten, age 51, has served as the Registrant’s Executive Vice President and Chief Financial Officer since September 2022. Previously, Mr. Merten served as President, Financial Products of AIC from May 2020 to September 2022. Effective October 1, 2025, Mr. Merten will receive an annual base salary of $900,000. In addition, Mr. Merten will be eligible for a target cash annual incentive award of 225% of salary and a target equity incentive opportunity of 400% of salary. Mr. Merten will be eligible for an equity grant of $57,000 (60% performance stock awards, 20% stock options, 20% restricted stock units) on October 3, 2025.

Mr. Dugenske, age 59, has served as President, Investments and Corporate Strategy of AIC since September 2022 and previously served as President, Investments and Financial Products of AIC from January 2020 to September 2022. Mr. Dugenske will be eligible for an equity grant of $1,000,000 on October 3, 2025, in the form of restricted stock units that will vest in one-third annual installments on each anniversary of the grant date.

Section 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

On October 1, 2025, the Registrant issued a press release announcing senior leadership changes. A copy of the press release is attached as Exhibit 99.1 to this report. This exhibit is furnished and not filed, pursuant to Instruction B.2 of Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

99.1	The Registrant’s press release dated October 1, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION (Registrant)

	By:	/s/Julie Cho
	Name:	Julie Cho
	Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date: October 1, 2025

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